FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is dated February 4, 2008, and is entered into between Foamex International Inc., a Delaware corporation and its primary operating subsidiary Foamex L.P. (together with their subsidiaries, successors and assigns, the “Company”) and Andrew M. Thompson (“Executive”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, Executive and the Company entered into an employment agreement dated as of February 12, 2007 (the “Agreement”), pursuant to which Executive continued to serve as Executive Vice President, Foam & Technical Products of the Company.

WHEREAS, the Company and Executive desire to amend the Agreement as provided in this Amendment and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

I.         Amendments to Agreement. The parties hereby agree to amend the Agreement as follows:

A.        Section 1.1 of the Agreement shall be amended by replacing the first sentence thereof with the following:

“During the Term (as defined in Section 2.1 hereof), Executive shall be employed as Executive Vice President, Business Management and Marketing, of the Company, (“Executive’s Position”) and shall report directly to the Chief Executive Officer or his designee, which may include the Chief Operating Officer of the Company at the time (if any)”.

B.        Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“During the Term, Executive shall have such duties, responsibilities and authorities commensurate with Executive’s Position and as may be assigned to Executive from time to time by the Chief Executive Officer or his designee, which may include the Chief Operating Officer of the Company at the time (if any).”

C.        Section 2.1(a) of the Agreement shall be amended by adding to the end of the second sentence thereof the following:

“; provided, that no more than two such automatic extensions may occur pursuant to the foregoing, and this Agreement will not extend beyond December 31, 2011 on account of such automatic extensions.”

D.        Section 5.4(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“a material diminution occurs in the duties, responsibilities or authorities of Executive’s Position, that is not cured within 15 days after written notice of the same is received by the Company”

E.        Section 5.4(iv) of the Agreement shall be amended by adding the phrase “, which may include the Chief Operating Officer of the Company, at the time (if any)” after the phrase “his designee”

F.        Section 5.4 of the Agreement shall be amended by adding the phrase “and Executive has terminated his employment within 75 days after so notifying the Board” after the phrase “receipt of such notice” in the last sentence thereof.

II.       Acknowledgments.

A.        Executive acknowledges and agrees that, by signing this Amendment, notwithstanding any provision of the Agreement or the Amendment to the contrary, he waives any right or alleged right that he has, or may have, to terminate his employment pursuant to the Employment Agreement for Good Reason or on account of any claim that the Company breached the Agreement, including any right to collect severance in connection therewith, based on, arising out of or in connection with any fact, event, occurrence, omission or other matter or thing occurring prior to the date of this Amendment, including, without limitation, any fact, event, occurrence, omission or other matter or thing relating to the Company-wide management restructuring undertaken in August 2007.

B.        Executive acknowledges that he has reviewed the provisions of this Amendment and considered the effect of these provisions on the Agreement, has had adequate opportunity to consult with counsel with respect to these provisions and fully and freely consents to the terms of this Amendment.

III.      Miscellaneous.

A.        This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

B.        Except as provided herein, the provisions of the Agreement are and shall remain in full force and effect.

C.        This Amendment shall become effective as of the date first above written.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, each as of the day and year first above written.

EXECUTIVE

/s/ Andrew M. Thompson

Andrew M. Thompson

FOAMEX INTERNATIONAL INC.

By:  /s/ John G. Johnson, Jr.

Title:  President and Chief Executive Officer

FOAMEX L.P.

By:  /s/ John G. Johnson, Jr.

Title:  President and Chief Executive Officer